LIMITED POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of MICHELLE L. SOUTHERLAND, BETTY V. NORRIS, WILLIAM R. LATHAN, JR., E. KNOX PROCTOR V and MATTHEW A. CORDELL, or any substitute appointed by either of them, jointly and severally, as the undersigned's true and lawful attorney in fact to:

(1)  execute, for and on behalf of the undersigned, any and all Forms 3, 4 and 5, and any amendments thereto, pertaining to the undersigned's beneficial ownership of shares of equity securities of CAPE FEAR BANK CORPORATION (the "Corporation"), or any changes in such beneficial ownership, in accordance with Section 16(a) of the Securities Exchange Act of 1934, and the rules thereunder, as it or they may be amended from time to time;

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5, or any amendments thereto, and timely file the same with the United States Securities and Exchange Commission and any stock exchange or similar authority, it being understood that the documents executed by either such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion; and

(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney in fact, may be of benefit to, in the best interest of, or legally required to be done by, the undersigned.

       The undersigned hereby grants to each such attorney in fact, acting individually or jointly with each other, full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and the undersigned hereby ratifies and confirms all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the powers herein granted.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of November 2008.

                                       /s/ Ralph N. Strayhorn (SEAL)